UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2008

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2008, Brunswick Corporation announced that Peter G. Leemputte had resigned as Senior Vice President and Chief Financial Officer of Brunswick Corporation.  Mr. Leemputte submitted his resignation on September 3, 2008.  Brunswick announced that it appointed Peter B. Hamilton to the position of Senior Vice President and Chief Financial Officer effective September 15, 2008.

Mr. Hamilton, 61, served as Brunswick’s Chief Financial Officer from 1995 to 2000, President – Brunswick Bowling & Billiards from 2000 to 2005, President – Life Fitness Division from 2005 to 2006, and President – Brunswick Boat Group from 2006 to 2007.  He also served as Vice Chairman of the Board of Brunswick from 2000 until his retirement in 2007.  The terms and conditions of Mr. Hamilton’s employment have not been finally determined.

A copy of the news release announcing the resignation of Peter G. Leemputte and the appointment of Peter B. Hamilton is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	News Release, dated September 8, 2008, of Brunswick Corporation, announcing the resignation of Peter G. Leemputte and the appointment of Peter B. Hamilton.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: September 8, 2008	By:	/s/ LLOYD C. CHATFIELD II
Name: Lloyd C. Chatfield II
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News Release, dated September 8, 2008, of Brunswick Corporation, announcing the resignation of Peter G. Leemputte and the appointment of Peter B. Hamilton.